Exhibit 99.1

VIVEON HEALTH ACQUISITION CORP. Announces that Redemption Reversals in Connection with Vote to Consummate its Initial Business Combination with Suneva Medical, Inc. Are Extended Until December 23, 2022.

NEW YORK, Dec. 21, 2022 (GLOBE NEWSWIRE) -- Viveon Health Acquisition Corp. (NYSE American: VHAQ, VHAQW, VHAQR, VHAQU), a special purpose acquisition company (the “Company”), today announced that it will allow those holders of shares of the Company’s common stock sold as part of the units issued in its initial public offering who elected to redeem their common stock (“Redeeming Stockholders”) in connection with the special meeting of stockholders held today at 10:30 AM EST (the “Special Meeting”), to reverse their redemption requests by sending a DTC DWAC (Deposit/Withdrawal At Custodian) request to the Company’s transfer agent, Continental Stock Transfer & Trust Company, by 5:00 PM EST on Friday, December 23, 2022.

In connection with the Special Meeting, the Company received requests to redeem 4,628,145 shares from the Redeeming Stockholders. The per-share pro rata portion of the trust account on December 19, 2022 was approximately $10.58. There are 404,729 non-redeemed shares remaining at the time of this press release.

The Company previously announced on January 12, 2022 that it had entered into a definitive merger agreement (“Merger Agreement”) for a business combination whereby Suneva Medical, Inc. (“Suneva”) will merge with VHAC Merger Sub, Inc., a wholly owned subsidiary of the Company, with Suneva surviving the merger as a wholly owned subsidiary of the Company. Upon closing of the business combination, the combined company is expected to remain listed under the name “Suneva Holdings, Inc.” Today, the Company adjourned the Special Meeting until 10:30 AM EST on January 20, 2023.  The Special Meeting will be held to, among other things, approve the proposal by the Company to consummate its initial business combination with Suneva.

Participants in the Solicitation of Today’s Special Meeting

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Special Meeting proposals. A list of the names of those directors and executive officers and a description of their interests in the Company is available in the Registration Statement on Form S-4, declared effective on November 14, 2022 and the Definitive Proxy Statement/Prospectus contained therein, dated as of November 14, 2022, which was mailed to the Company’s stockholders on November 21, 2022. The Definitive Proxy Statement/Prospectus is also available free of charge at the SEC’s web site at www.sec.gov.

About Viveon Health Acquisition Corp.

Viveon Health Acquisition Corp. (“Viveon”) is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Suneva Medical, Inc.

Suneva Medical, Inc., headquartered in San Diego, CA, is a leader in regenerative aesthetics. It is focused on developing, manufacturing and commercializing branded products for providers and their patients. Suneva offers a portfolio of products to address the impact of the aging process to deliver solutions that leverage the body’s own restorative capacity. The product portfolio is composed of several “only” and “first to market” solutions with both FDA PMA approval and 510(k) clearance. For more information, visit www.sunevamedical.com.

Important Information About the Merger and Where to Find It

In connection with the proposed business combination, the Definitive Proxy Statement/Prospectus, dated as of November 14, 2022, was mailed on November 21, 2022 to stockholders of the Company as of November 8, 2022, which was the record date established for the vote on the proposed Merger and related matters. The Proxy Statement/Prospectus is also available free of charge at the SEC’s web site at www.sec.gov.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding: the proposed transactions contemplated by the merger agreement, including the benefits of the proposed business combination, integration plans, expected synergies and revenue opportunities; anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, continued expansion of product portfolios and the availability or effectiveness of the technology for such products; the regenerative aesthetics sector’s continued growth and the continued demand of physicians and consumers driving such growth; and the expected timing of the proposed business combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Viveon and Suneva’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; (2) the institution or outcome of any legal proceedings that may be instituted against Viveon and/or Suneva following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability of the parties to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Viveon or Suneva, certain regulatory approvals, or satisfy other conditions to closing in the merger agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement or could otherwise cause the transaction to fail to close; (5) the failure to meet the minimum cash requirements of the merger agreement due to Viveon stockholder redemptions and the failure to obtain replacement financing; (6) the inability to complete a concurrent PIPE; (7) the impact of COVID-19 pandemic on Suneva’s business and/or the ability of the parties to complete the proposed business combination; (8) the inability to obtain or maintain the listing of Viveon’s shares of common stock on the NYSE American following the proposed business combination; (9) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (10) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition and the ability of Suneva to grow and manage growth profitably and retain its key employees; (11) costs related to the proposed business combination; (12) changes in applicable laws or regulations; (13) the possibility that Suneva may be adversely affected by other economic, business, and/or competitive factors; (14) the amount of redemption requests made by Viveon ’s stockholders; and (15) other risks and uncertainties indicated from time to time in the final prospectus of Viveon for its initial public offering dated December 22, 2020 filed with the SEC, Viveon’s Registration Statement on Form S-4, declared effective on November 14, 2022 and the definitive proxy statement/prospectus contained therein, mailed to stockholders on November 21, 2022, relating to the proposed business combination, including those under “Risk Factors” therein, and in Viveon’s other filings with the SEC. Viveon and Suneva caution that the foregoing list of factors is not exclusive. Viveon and Suneva caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Viveon and Suneva do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither Viveon nor Suneva gives any assurance that the business combination will be consummated or that the combined company will achieve its expectations.

Contacts

Redemption Contact:

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com